UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2025 (August 14, 2025)

ACRO BIOMEDICAL CO., LTD.
(Exact name of registrant as specified in Charter)

Nevada	333-207765	47-1950356
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12175 Visionary Way, Suite 1160; Fishers, Indiana 46038

(Address of Principal Executive Offices)

(317) 286-6788

(Registrant's Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): •

☐    Written communications pursuant to Rule 425 under the Securities Act (I 7 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (I 7 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (I 7 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (I 7 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2025, Pao-Chi Chu resigned as director, chairman and chief executive officer of the Company, effective upon the appointment of a successor. Mr. Chu's resignation did not result from any disagreement with the Company.

On August 14, 2025, the Company's board of directors appointed Yu-Ting, Su as a director and as the Company's chairman and chief executive officer, effective on August 14, 2025. Ms. Su was vice president, cell banking division of BioSpring Co., Ltd., a nucleic acid manufacturing and analysis company, from January 2023 until August 2025. From August 2020 until December 2022, she was vice president, new drug development division of BioSeed Co., Ltd., an agriculture biotechnology company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14. 2025	ACRO BIOMEDICAL CO., LTD.

	By:	/s/ Yu-Ting, Su
Yu-Ting, Su

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